EXHIBIT 4.2

                            CORONADO INDUSTRIES, INC.
                      16929 E. Enterprise Drive, Suite 202
                            Fountain Hills, AZ 85268


                                January 15, 2000

Dr. Leo Bores,

     The Company's Board of Directors has decided to make available to you shares of the Company's common stock at the price of 90% of the lowest bid price three days prior to your payday.

     To participate in this program, all you have to do is execute this letter in the space below, and indicate the amount of wages you wish to have allocated to this Plan and the pay period from which your salary will be credited. Your free-trading shares will be delivered to you within a few days.

                               Coronado Industries, Inc.



                               By: /s/ Gary R. Smith
                                  ------------------------
                                  Gary R. Smith, President





          ---------------------            ---------------------
          Amount of Wages                  Employee Signature


          ---------------------            ---------------------
          Pay Period From                  Name of Employee
          Which To Be Paid                 (Please Print)